SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): April 6, 2005



                          FLORIDA COMMUNITY BANKS, INC.
             (Exact name of registrant as specified in its charter)




         Florida                     000-1170902                35-2164765
         -------                     -----------                ----------
(State or other jurisdiction    Commission File Number       (I.R.S. Employer
      of incorporation)                                      Identification No.)




                1400 North 15th Street, Immokalee, Florida 34142
                    (address of principal executive offices)

                  Registrant's telephone number: (239) 657-3171




                                 Not Applicable

          (Former name or former address, if changed since last report)

ITEM 2.02.        Results of Operation and Financial Condition

On April 6, 2005, Florida Community Banks, Inc. issued a press release announcing its financial results for the quarter ended March 31, 2005. A copy of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01.        Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is being furnished with this Report:

99.1   Press Release (solely furnished and not filed for purposes of Item 9.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 7, 2005

Florida Community Banks, Inc.
(Registrant)


By:      /s/ Guy W. Harris
         ---------------------
         Guy W. Harris
         Chief Financial Officer


                                  EXHIBIT INDEX

Exhibit No.                Description

     99.1                  Press Release

                                  EXHIBIT 99.1

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]
1400 N. 15th Street
Immokalee, FL 34142
Ph: 239-657-3171
Fax: 239-657-2393

                                  PRESS RELEASE
SUBJECT: 1st Quarter Earnings Statement

April 6, 2005

     Stephen L. Price, President & CEO of Florida Community Banks, Inc. has announced the unaudited first quarter earnings for the company. Florida
Community Banks, Inc. is a bank holding company headquartered in Immokalee, Florida whose primary operating entity is the 82-year-old Florida Community Bank. Mr. Price is pleased to announce that consolidated net earnings for the quarter ending March 31, 2005 were $4,042,838. This compares to first quarter earnings last year of $2,785,380, or an increase of 45.14%.

     The earnings for the first quarter represent an annualized return on average assets of 2.33% and an annualized return on average equity of 29.43%. The Company finished the quarter with assets of $727,451,912, a 28.51% increase from March 31, 2004. Shareholders equity at March 31, 2005 was $57,490,700. On a per share basis, the fully diluted net income for the quarter was .88 cents compared to .61 cents in the same quarter last year.

     Mr. Price stated the announcement of these significant earnings followed the release last month of the company's audited year-end 2004 earnings figures showing an increase of 46% over 2003. Florida Community Bank operates 10 offices in Collier, Lee, Hendry, and Charlotte counties, with an additional office under construction in East Naples.

For more information contact Mr. Price at 239-657-3171.